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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REDPOINT BIO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDPOINT BIO CORPORATION

7 Graphics Drive
Ewing, New Jersey 08628

April 29, 2010

To Our Stockholders:

        You are most cordially invited to attend the 2010 Annual Meeting of Stockholders of Redpoint Bio Corporation at 9:00 a.m. local time, on Thursday, June 3, 2010, at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540.

        The Notice of Meeting and Proxy Statement on the following pages describe the matters presented at the meeting.

        It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

        Thank you for your continued support.

Sincerely,

F. Raymond Salemme President and Chief Executive Officer

REDPOINT BIO CORPORATION

7 Graphics Drive
Ewing, New Jersey 08628

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, June 3, 2010

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.0001 per share, of Redpoint Bio Corporation ("Redpoint" or the "Company"), will be held at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, on Thursday, June 3, 2010 at 9:00 a.m. local time, to consider and take action with respect to the following:

  1.
  To elect six directors, each of whom shall serve for a term of one year.

  2.
  To ratify the appointment of KPMG LLP as Redpoint's independent registered public accounting firm to audit Redpoint's financial statements for the fiscal year ending December 31, 2010.

  3.
  To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Holders of common stock of record at the close of business on Thursday, April 8, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

Scott M. Horvitz Secretary

Ewing, New Jersey
Dated: April 29, 2010

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

REDPOINT BIO CORPORATION
7 Graphics Drive
Ewing, New Jersey 08628

PROXY STATEMENT

Mailed on April 29, 2010

Annual Meeting of Stockholders to be held on Thursday, June 3, 2010

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Redpoint Bio Corporation ("Redpoint") to be used at the Annual Meeting of the holders of shares of common stock, par value $0.0001 per share, of Redpoint, to be held on Thursday, June 3, 2010 and at any adjournment thereof (the "Annual Meeting"). The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement.

        The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by us. In addition to solicitation by mail, we will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and we will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. We or our directors, officers or employees may request by telephone, facsimile or email the return of proxy cards. The extent to which this will be necessary depends on how promptly the stockholders vote. We urge you to vote your shares without delay.

VOTING RIGHTS

        Only stockholders as of the close of business on Thursday, April 8, 2010, the record date fixed by the Board of Directors of Redpoint (the "Board"), are entitled to notice of and to vote at the Annual Meeting. As of Thursday, April 8, 2010, there were 79,838,693 shares of common stock issued and outstanding and no other outstanding classes of voting securities. Each holder of our common stock is entitled to one vote per share on each matter presented at the Annual Meeting.

        The presence of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote, in person or represented by duly executed proxies, at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

        A plurality of the votes cast by stockholders entitled to vote for the election of directors is required to elect the directors. Cumulative voting for the election of directors is not permitted. The affirmative vote of a majority of the votes cast at the meeting, in person or by duly executed proxies, is required to ratify the appointment of our independent registered public accounting firm.

        Shares of common stock represented by valid proxy cards, completed, duly signed, dated, returned to the Company and not revoked, will be voted at the Annual Meeting as directed on the proxy.

        In the election of directors, stockholders may either vote "FOR" all nominees for election or "WITHHOLD" their votes from one or more nominees for election. Shares that are represented by valid proxy cards and that are marked "WITHHELD" with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted "FOR" the election of the nominees for directors named in this proxy statement.

        Stockholders may vote "FOR", "AGAINST", or "ABSTAIN" with respect to the vote to ratify the appointment of our independent registered public accounting firm. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted "FOR" the ratification of the appointment of our independent registered public accounting firm named in this proxy statement. Shares that are represented by valid proxy cards and that are marked "ABSTAIN" with regard to the ratification of the appointment of the independent registered public accounting firm will have the same effect as a negative vote for that proposal.

        If you are a beneficial owner of shares, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone, and will provide voting instructions on the voting instruction form. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange, or NYSE, determines to be "routine," but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, the ratification of the appointment of our independent registered public accounting firm is a routine matter while the election of our directors is a non-routine matter. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes do not count as votes "FOR" or " AGAINST" any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting. Please note that because of a change in the NYSE rules, unlike at previous annual meetings, your bank or broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your bank or broker. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

        The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has voted shares by returning a proxy card or by delivering a proxy via the Internet may revoke it at any time before it is exercised at the Annual Meeting by:

  •
  delivering to any of the persons named as proxies on the proxy card, or to us addressed to the Secretary, an instrument revoking the proxy;

  •
  appearing at the Annual Meeting and voting in person; or

  •
  executing a later dated proxy which is exercised at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

 QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the 2010 Annual Meeting of Stockholders?

        At the 2010 Annual Meeting of Stockholders, our stockholders will be asked to:

        1.     Elect the six (6) Director nominees;

        2.     Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010.

        Stockholders also will transact any other business that may properly come before the meeting.

Who is entitled to vote?

        The record date for the meeting is April 8, 2010. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is our Common Stock. Each outstanding share of Common Stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 79,838,693 shares of Common Stock issued and outstanding and entitled to vote.

What is the difference between being a "record holder" and holding shares in "street name"?

        A record holder holds shares in his or her name. Shares held in "street name" means shares that are held in the name of a bank or broker on a person's behalf.

Am I entitled to vote if my shares are held in "street name"?

        If your shares are held by a bank or a brokerage firm, you are considered the "beneficial owner" of those shares held in "street name". If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the "record holder"), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

        If you do not give instructions to your bank or brokerage firm within ten days of the meeting, it may vote on matters that the New York Stock Exchange (NYSE) determines to be "routine", but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, the Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 2) is a routine matter while the Election of Directors (Proposal 1) is a non-routine matter. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes do not count as votes for or against any proposal. Please note that because of a change in the NYSE rules, unlike at previous annual meetings, your broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

        As the beneficial owner of shares, you are invited to attend the 2010 Annual Meeting of Stockholders. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

        A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum.

Who can attend the 2010 Annual Meeting of Stockholders?

        All Redpoint stockholders entitled to vote at the meeting may attend our 2010 Annual Meeting of Stockholders.

What if a quorum is not present at the meeting?

        If a quorum is not present at the scheduled time of the meeting, a majority of the outstanding shares represented and entitled to vote may adjourn the meeting.

What does it mean if I receive more than one proxy card?

        It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, sign and return each proxy card.

How do I vote?

        If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

        If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

        Yes, you may revoke your proxy and change your vote:

  •
  By signing another proxy with a later date; or

  •
  If you are a registered stockholder, by giving written notice of such revocation to the Secretary of Redpoint prior to or at the meeting or by voting in person at the meeting.

        Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

How does the Board of Directors recommend I vote on the proposals?

        Your Board recommends that you vote FOR:

  (1)
  the election of the six (6) Director nominees;

  (2)
  the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010.

What if I do not specify how my shares are to be voted?

        If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors' recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote FOR:

  (1)
  the election of the six (6) Director nominees;

  (2)
  the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010.

Will any other business be conducted at the meeting?

        We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the Director nominees?

        The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the meeting is required to elect the six Director nominees as directors. This means that the six nominees will be elected if they receive more affirmative votes than any other person.

How many votes are required to ratify the appointment of our independent registered public accounting firm?

        The ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present at the meeting in person or by proxy and entitled to vote.

What is an abstention and how will abstentions be treated?

        An "abstention" represents a stockholder's affirmative choice to decline to vote on a proposal other than the election of directors (for directors, the choice is limited to "For" or "Withhold"). Under Delaware law, abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal except for the proposal for the election of directors.

What are broker non-votes and what effect do they have on the proposals?

        Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum exists but do not count as entitled to vote with respect to individual proposals. Thus, if you do not give your broker specific instructions, your shares may not be voted on these matters and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

Where can I find the voting results of the 2010 Annual Meeting of Stockholders?

        We plan to announce preliminary voting results at the 2010 Annual Meeting of Stockholders and to publish final results in a Current Report on Form 8-K , which we intend to file with the SEC shortly after the Annual Meeting.

 EXPLANATORY NOTE

        On March 12, 2007, Redpoint Bio Corporation ("Redpoint" or the "Company") entered into the Agreement and Plan of Merger, dated as of March 12, 2007, by and among Redpoint, on the one hand, and Robcor Properties, Inc., a Delaware corporation ("Robcor"), Robcor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Robcor, ("Merger Sub"), Robcor, LLC, a Kentucky limited liability company and wholly-owned subsidiary of Robcor ("Robcor, LLC"), and Halter Financial Investments, L.P., a Texas limited partnership, and Michael Heitz, as stockholders of Robcor, on the other hand (the "Reverse Merger Agreement"). The transactions contemplated by the Reverse Merger Agreement (the "Closing") were consummated on March 12, 2007 (the "Closing Date").

        Pursuant to the Reverse Merger Agreement, on the Closing Date, Merger Sub merged with and into Redpoint (the "Reverse Merger"), with Redpoint being the surviving corporation and becoming a wholly-owned subsidiary of Robcor, and the outstanding shares of capital stock, convertible notes and certain warrants to purchase capital stock of Redpoint were converted into shares of common stock of Robcor in accordance with the Delaware General Corporation Law on the terms and conditions as set forth in the Reverse Merger Agreement. On May 3, 2007, Redpoint and Robcor entered into an Agreement and Plan of Merger in which Robcor, the former parent company of Redpoint after consummation of the Reverse Merger, merged with and into Redpoint. Such merger, referred to herein as the Reincorporation Merger, was deemed effective on June 15, 2007.

        In this proxy statement, unless the context specifically indicates otherwise:

  •
  "the Company," "we," "us," "our," "Redpoint," and "Redpoint Bio" refer to Redpoint Bio Corporation;

  •
  "Robcor" refers to Robcor Properties, Inc. prior to the Reincorporation Merger effective on June 15, 2007; and

  •
  "Original Redpoint" refers to Redpoint Bio Corporation, the privately held entity, prior to the Reincorporation Merger effective on June 15, 2007.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

        The following table and notes thereto set forth information with respect to the beneficial ownership of shares of our common stock as of March 31, 2010 (except as otherwise indicated below) by (i) each of our directors and director nominees, (ii) each executive officer named by us in the Summary Compensation Table included in this proxy statement (our "named executive officers"), (iii) our directors and executive officers as a group, and (iv) each person known to be the beneficial owner of five percent (5%) or more of our common stock. This information is based upon information furnished to us by each such person and/or based upon public filings with the Securities and Exchange Commission.

        The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

        Unless otherwise specified, the address of each of the persons set forth below is in care of Redpoint Bio Corporation, 7 Graphics Drive, Ewing, New Jersey 08628.

	Beneficial Ownership as of March 31, 2010
Name and Address of Beneficial Owner	Number of Shares(1)		Percentage of Common Stock(2)
Directors and Executive Officers
F. Raymond Salemme, Ph.D.	4,111,743	(3)	4.93%
Scott M. Horvitz	1,358,790	(4)	1.67%
Robert W. Bryant, Ph.D.	66,251	(5)	*
Scott A. Siegel, Ph.D	6,000	(6)	*
Robert Chefitz	3,997,118	(7)	5.00%
Leif Kjaergaard, Ph.D.	—		*
Allen Bloom, Ph.D.	80,000	(8)	*
Irwin Scher, M.D.	75,000	(9)	*
Richard P. Shanley, CPA	85,000	(10)	*
All current directors and executive officers as a group (10 persons)(11)	9,931,872		11.51%
5% Stockholders
Cargill, Incorporated	8,063,474	(12)	10.10%
15407 McGinty Road
West Wayzata, Minnesota 55391
Danisco Venture A/S	5,643,143	(13)	7.07%
Langebrogade 1, DK-1001
Copenhagen K, Denmark
NJTC Venture Fund SBIC, L.P.	3,997,118	(14)	5.00%
1001 Briggs Road, Suite 280
Mt. Laurel, New Jersey 08054
S.R. One, Limited	7,455,689	(15)	9.33%
c/o GlaxoSmithKline
One Franklin Plaza
Philadelphia, Pennsylvania

*
Less than 1%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

(2)
Based on 79,838,693 shares of our common stock issued and outstanding as of March 31, 2010.

(3)
Consists of 530,353 shares of our common stock and 3,581,390 shares underlying options that are exercisable within 60 days of March 31, 2010.

(4)
Consists of 90,000 shares of our common stock and 1,268,790 shares underlying options that are exercisable within 60 days of March 31, 2010.

(5)
Consists of 66,251 shares of common stock as of March 31, 2010. On January 9, 2009, Robert W. Bryant, Ph.D., informed the Company of his desire to retire from the Company. Pursuant to a Separation of Employment Agreement and General Release entered into by and between the Company and Dr. Bryant on January 9, 2009, Dr. Bryant ceased to serve as Vice President of Discovery Research of the Company as of January 16, 2009.

(6)
Consists of 6,000 shares of our common stock as of March 31, 2010. On February 4, 2009, as part of a corporate restructuring, Dr. Siegel's employment relationship with Redpoint was terminated.

(7)
Consists of 3,997,118 shares of our common stock owned by NJTC Venture Fund SBIC, L.P. The reporting person is a General Partner of NJTC Venture Fund SBIC, L.P. and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(8)
Consists of 5,000 shares of our common stock and 75,000 shares underlying options that are exercisable within 60 days of March 31, 2010.

(9)
Consists of 75,000 shares underlying options that are exercisable within 60 days of March 31, 2010.

(10)
Consists of 10,000 shares of our common stock and 75,000 shares underlying options that are exercisable within 60 days of March 31, 2010.

(11)
Total number of shares includes common stock held by entities affiliated with directors and executive officers.

(12)
Consists of 8,063,474 shares of our common stock.

(13)
Consists of 5,643,143 shares of our common stock.

(14)
Consists of 3,997,118 shares of our common stock owned by NJTC Venture Fund SBIC, L.P. NJTC Venture Fund SBIC, L.P. is a New Jersey limited partnership of which James Gunton, Robert Chefitz and Joseph Falkenstein are general partners. As a result, each of the foregoing persons may be deemed to be a beneficial holder of the shares of common stock and warrants held of record by NJTC.

(15)
Consists of 7,455,689 shares of common stock.

 PROPOSAL 1
NOMINATION AND ELECTION OF DIRECTORS

        Our Certificate of Incorporation provides that our Board shall consist of such number of directors as shall be established by the Board. Each director serves for a one-year term ending on the date of our annual meeting.

        The directorships expiring this year are Dr. Raymond Salemme, Dr. Allen Bloom, Mr. Robert Chefitz, Dr. Leif Kjaergaard, Dr. Irwin Scher and Mr. Richard P. Shanley. Upon the recommendation of the Nominating and Governance Committee of the Board, the Board has nominated Dr. Raymond Salemme, Dr. Allen Bloom, Mr. Robert Chefitz, Dr. Leif Kjaergaard, Dr. Irwin Scher and Mr. Richard P. Shanley as nominees to stand for election at this Annual Meeting to serve as directors. Their terms will expire in 2011.

        Each of the nominees for election at this Annual Meeting has informed us that they are willing to serve for the term to which each of them is nominated, if elected. If one of the nominees for director should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee that may be named by the Board.

        Set forth in the table below is certain information about each of the nominees for election, including each director's age and length of service as a director of Redpoint, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves or has served within the past five years. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Director Since
F. Raymond Salemme, Ph.D.	64	2007
Allen Bloom, Ph.D.(1)(3)(4)	66	2007
Robert Chefitz(1)(3)	50	2007
Leif Kjaergaard, Ph.D.(1)(2)	63	2007
Irwin Scher, M.D.(2)(4)	70	2007
Richard P. Shanley, CPA(2)(3)	63	2007

(1)
Member of Compensation Committee.

(2)
Member of Nominating and Corporate Governance Committee.

(3)
Member of Audit Committee.

(4)
Member of Intellectual Property Oversight Committee.

Background of Directors

        F. Raymond Salemme, Ph.D. became Robcor's President on April 20, 2007 and Robcor's Chief Executive Officer and director on March 12, 2007. Dr. Salemme has been the Chief Executive Officer of Original Redpoint since June 2004. From April 2003 to December 2003, Dr. Salemme was engaged by Johnson & Johnson Pharmaceuticals as a consultant to assist management with the acquisition of 3-Dimensional Pharmaceuticals, Inc., or 3DP, a publicly traded biotechnology company founded in 1993, and acquired by Johnson & Johnson in 2003. Dr. Salemme was the founder of 3DP, and from February 1993 to April 2003, Dr. Salemme served in various positions at 3DP, including President and Chief Scientific Officer. Dr. Salemme established and directed the technical, operating, business and financing strategies leading to 3DP's initial public offering in 2000, and was co-inventor on 24 of 3DP's key technology patents. Prior to 3DP, Dr. Salemme directed research groups for biophysics, computational chemistry, and structure-based drug design at Sterling Winthrop Pharmaceuticals and DuPont Merck Pharmaceuticals. Prior to DuPont Merck, he worked at DuPont Central Research, where he directed molecular design teams involved in the discovery of new pharmaceuticals, agrochemicals, and engineered biopolymers. Dr. Salemme joined DuPont from Genex Corporation, one of the first biotechnology companies, where he pioneered the use of X-ray crystallography and computer-aided molecular design for engineering proteins with novel or enhanced functional properties. Prior to Genex, Dr. Salemme was Professor of Chemistry and Biochemistry at the University of Arizona, where he worked in the area of structural proteomics and determined the 3D X-ray structures of several proteins involved in biological electron transfer. Dr. Salemme holds a B.A. in Molecular Biophysics from Yale University and a Ph.D. in Chemistry from the University of California at San Diego. Dr. Salemme participates in advisory committees at National Institutes of Health, and is a Board member at Gene Network Sciences, a systems biology company.

        Allen Bloom, Ph.D. was appointed as a director on September 12, 2007. From 1994 until 2003, Dr. Bloom, a patent attorney, was a partner at the law firm of Dechert LLP, where he served as Co-Chair of the Intellectual Property Group and headed a patent practice group focusing on biotechnology, pharmaceuticals and medical devices. From 1985 until mid-1994, Dr. Bloom was Vice President, General Counsel and Secretary of The Liposome Company, Inc., where as part of his responsibilities he managed corporate, patent, regulatory and licensing activities. Before that, Dr. Bloom served as Patent Attorney and Patent Counsel for Pfizer, Inc. and RCA Corporation, respectively. Dr. Bloom currently serves on the Board of the biopharmaceutical company Unigene Laboratories, Inc., where he is lead director, and formerly served as a director of Cytogen Corporation. He earned his Ph.D. in organic chemistry from Iowa State University, a J.D. degree from New York Law School and a B.S. in Chemistry from Brooklyn College.

        Robert Chefitz has been a General Partner of NJTC Venture Fund, SBIC, L.P., a private venture capital firm based in New Jersey that is a lead investor in seed and early stage companies in the region since April 2002. Prior to joining the NJTC Venture Fund, from February 1987 to October 2001, Mr. Chefitz was a partner at Apax Partners based in New York. Prior to Apax Partners, Mr. Chefitz was employed as an investment professional with Golder Thoma Cressey in Chicago. Mr. Chefitz is a past president of the New York Venture Association. Mr. Chefitz holds a B.A. in History from Northwestern University and a M.B.A. from Columbia University. In addition to Redpoint, Mr. Chefitz serves as a director on the boards at Hycrete Technologies, LLC, Achieve 3000, Point Blank Solutions, Inc., Westec Intelligent Surveillance, Alarm.com, The Ladders.com, and RightAnswers, Inc. Mr. Chefitz has been a director of Original Redpoint since 2003.

        Leif Kjaergaard, Ph.D., is currently the President of Leif and Food Science, a consulting firm to the food industry. Prior to that he was the Chief Technology Officer and a member of the executive committee at Danisco A/S, an international food ingredients and biotechnology company based in Denmark from 2006 to 2008. Dr. Kjaergaard was responsible for new technology ventures and business development throughout Danisco. From 2002 to 2006, Dr. Kjaergaard was Senior Vice President of Danisco, and, from 1993 to 2002, he served as Executive Vice President and Department President of Danisco Cultor (formerly Danisco Ingredients). Dr. Kjaergaard has a M.Sc. in Chemical Engineering and a Ph.D. in Biotechnology from the Technical University of Denmark. Dr. Kjaergaard is a member of the European Research Advisory Board, past President of the Board of European Industrial Research Managers Association, and deputy chair of the Advisory Council on Research Policy in Denmark. He also serves as deputy chairman of the independent company BHJ in Denmark, and a member of the board of the Danish Investment Fund (Dansk Innovationsinvestering), a board member of Direvo Biotech (Germany) and a senior advisor to the American Investment bank AgriCapital Inc. Dr. Kjaergaard has been a director of Original Redpoint since 2006.

        Irwin Scher, M.D. was appointed as a director on September 12, 2007. Since 2005, Dr. Scher has held and continues to hold the position of President and Chief Executive Officer of Biosynexus, a

biotechnology company focused on treating and preventing Staphylococcal infections. Prior to joining Biosynexus, Dr. Scher spent 22 years in various positions at Merck, Astra/Merck, Astra Zeneca and until 2005 as Consultant to the Chief Executive Officer at Merck KGaA. Before joining Merck, Dr. Scher enjoyed a long career in academic medicine. He held the rank of Captain USN Medical Corps and was stationed for 12 years at the Bethesda Naval Medical Complex. While there, Dr. Scher served as Professor of Medicine, Uniformed Services University, and Head, Immunology Branch, Naval Medical Research Institute. Dr. Scher is certified by the American Board of Rheumatology and American Board of Internal Medicine. He received his M.D. from Albert Einstein College of Medicine in New York and completed residencies at Presbyterian Hospital, University of Pittsburgh Medical Center, and Albert Einstein College of Medicine. Dr. Scher holds a B.S. in Chemistry from the State University of New York at Albany.

        Richard P. Shanley, CPA was appointed as a director on September 12, 2007, and as Chairman of the Board on February 23, 2010. Mr. Shanley, a Certified Public Accountant in New York, retired from public accounting at the end of 2006, having completed a 31 year career at Deloitte & Touche LLP and Eisner LLP, with a combined total of 25 years as a Partner at the two firms. During his career, Mr. Shanley served as lead audit partner on numerous engagements for both public and private companies, including those requiring application of Sarbanes-Oxley Section 404, as well as public stock offerings, primarily for biotechnology, pharmaceutical and high-tech companies. Mr. Shanley is a recognized authority on financing for emerging growth companies and is a published author of Financing Technology's Frontier. He has spoken at industry meetings and is actively involved in organizations including the Biotech Council of New Jersey, the New York Biotechnology Association, the Connecticut Venture Group, the Biotechnology Industry Organization, and others. Mr. Shanley is currently serving as the chair of the New York State Society of CPA's Professional Ethics Committee. Mr. Shanley currently serves on the Board of Harris & Harris Group, Inc. He earned his B.S. degree from Fordham University and his M.B.A. in Accounting from Long Island University.

        None of our executive officers is related to any other executive officer or to any of our Directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

Director Experience, Qualifications, Attributes and Skills

        We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies' boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Our directors have experience as presidents of pharmaceutical and biotechnology companies which brings unique perspectives to the Board. Further, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

        The following highlights the specific experience, qualification, attributes and skills of our individual Board members, or nominees for the Board, that have led our Nominating and Governance Committee to conclude that these individuals should serve on our Board:

        F. Raymond Salemme, Ph.D., our President and Chief Executive Officer, had a distinguished career in the pharmaceutical industry both in marketing and sales and general management, and, prior to his role as our President and Chief Executive Officer, served as a consultant to assist management of Johnson & Johnson in its acquisition of 3-Dimensional Pharmaceuticals, Inc., or 3DP, a publicly traded biotechnology company founded in 1993 by Dr. Salemme, where he held various positions including President and Chief Scientific Officer. Prior to 3DP, Dr. Salemme held positions at Sterling Winthrop Pharmaceuticals and DuPont Merck Pharmaceuticals.

        Allen Bloom, Ph.D. brings his experience as a partner at the law firm of Dechert LLP, where he served as Co-Chair of the Intellectual Property Group. He also led a patent practice group which focused on biotechnology, pharmaceutical and medical device companies. He also brings his experience in running the intellectual property activities as the former Vice President, General Counsel and Secretary of The Liposome Company, Inc., where he managed patent, regulatory and licensing activities.

        Robert Chefitz has over 25 years of experience working in the equity capital markets and has extensive knowledge of the healthcare and life sciences field. Mr. Chefitz, who has spent the majority of his career as a general partner of several venture capital funds with a focus on the healthcare industry, brings both financial and industry expertise to the Board.

        Leif Kjaergaard, Ph.D., has extensive experience in the food ingredients and biotechnology sector through his role as the Chief Technology Officer at Daniso A/S, or Dansico. He also brings his experience of discovering new technology and business development ventures which he was responsible for as a member of Danisco's executive committee.

        Irwin Scher, M.D, brings over 25 years of experience in the pharmaceutical industry. Dr. Scher serves as President and Chief Executive Officer of Biosynexus, a biotechnology company focused on treating and preventing Staphylococcal infections. Prior to joining Biosynexus, Dr. Scher spent 22 years in various positions at Merck, Astra/Merck, Astra Zeneca and until 2005 as Consultant to the Chief Executive Officer at Merck KGaA.

        Richard P. Shanley, CPA, our chairman of the Board, brings his extensive accounting and financial background to the Board, as well as expertise in the life sciences industry from his experience as a certified public accountant at various accounting firms where he specialized in life science companies. Mr. Shanley is also a recognized authority on financing for emerging growth companies and is actively involved in organizations including the Biotech Council of New Jersey, the New York Biotechnology Association, the Connecticut Venture Group, the Biotechnology Industry Organization, and others.

Vote Required for Election

        The receipt of a plurality of the votes cast by stockholders entitled to vote in the election of directors is required for the election of each of the nominees listed above as a director of Redpoint.

Recommendation of the Board

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES FOR DIRECTOR.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Determination of Independence

        Under NASDAQ rules, a Director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board of Directors has determined that with the exception of Dr. Salemme, who serves as our President and Chief Executive Officer, none of our directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an "independent director" as defined under Rule 5605(a)(2) of the NASDAQ Stock Market Marketplace Rules.

Board Leadership Structure and Role in Risk Oversight

        Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis. Since December 2007, our leadership structure has separated the Chairman of the Board role from the President and Chief Executive Officer role. Currently, Richard P. Shanley serves as Chairman of the Board and Dr. F. Raymond Salemme serves as President and Chief Executive Officer of our company. As a result of the separation of the Chairman of the Board role and President and Chief Executive Officer role, the Board has determined not to have a lead independent director. The Chairman of our Board acts as chairperson of the executive sessions of our independent directors, serves as a non-exclusive intermediary between the independent directors and management, including our President and Chief Executive Officer, provides input to the President and Chief Executive Officer in planning agendas for Board meetings and facilitates discussions among the independent directors as appropriate between Board meetings. Our Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development of our technology and other relevant factors. After considering these factors, our Board has determined that the separation of the Chairman of the Board role and President and Chief Executive Officer role, without a lead independent director, is an appropriate board leadership structure for our company at this time.

        The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company's board leadership structure supports this approach. Through our Chairman of the Board and our President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

Meetings

        Our Board held ten meetings of the Board during the year ended December 31, 2009. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he served as a director and (ii) the total number of meetings held by any committee of the Board on which he served. It is the policy of our Board that directors attend our annual meetings of stockholders.

Executive Sessions

        Our directors who are independent as defined by the NASDAQ listing standards meet in executive session without management or our president and chief executive officer present, at every regularly scheduled Board meeting.

Committees of the Board

        Our Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Intellectual Property Oversight Committee. These committees, their principal functions and their respective memberships are described below.

  Audit Committee

        The current members of the Audit Committee are Mr. Shanley, who serves as Chairman, Dr. Bloom and Mr. Chefitz. Each of the members of the Audit Committee is independent as defined by the applicable NASDAQ listing standards and Securities and Exchange Commission ("SEC") rules applicable to audit committee members. Our Board has determined that Mr. Shanley also qualifies as an audit committee financial expert as defined by the SEC.

        The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our independent registered public accounting firm. The Audit Committee provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board. The Audit Committee meets regularly with our independent registered public accounting firm without management present, and from time to time with management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. The Audit Committee also oversees our whistleblower policy for receiving and handling complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

        The Audit Committee held six meetings during the year ended December 31, 2009. A copy of the Audit Committee's charter is posted on our website at www.redpointbio.com. The Audit Committee Report is included in this proxy statement at page 34.

  Nominating and Governance Committee

        The current members of the Nominating and Governance Committee (the "Governance Committee") are Mr. Kjaergaard, who serves as Chairman, Dr. Scher and Mr. Shanley. Each of the members of the Governance Committee is independent as defined by the applicable NASDAQ listing standards.

        The Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Governance Committee evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; oversees compliance with our Code of Business Conduct; reviews and approves related party transactions; recommends and advises the Board on certain other corporate governance matters; and oversees the Board's performance evaluation process. The Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, our Governance Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.

        The Governance Committee held one meeting during the year ended December 31, 2009. A copy of the Governance Committee's charter is posted on our website at www.redpointbio.com.

  Intellectual Property Oversight Committee

        The current members of the Intellectual Property Oversight Committee (the "IP Committee") are Dr. Bloom, who serves as Chairman and Dr. Scher. Each of the members of the IP Committee is independent as defined by the applicable NASDAQ listing standards.

        The IP Committee assists the Board in evaluating the Company's strategic business decisions and reviewing the Company's strategy and policy with respect to the development and protection of its intellectual property. Among its other duties, the IP Committee provides oversight of the Company's management of those activities.

        The IP Committee held two meetings during the year ended December 31, 2009. A copy of the IP Committee's charter is posted on our website at www.redpointbio.com.

  Compensation Committee

        The current members of the Compensation Committee are Dr. Bloom, Mr. Chefitz and Dr. Kjaergaard. Mr. Chefitz serves as Chairman of the Compensation Committee. Each of the current members of the Compensation Committee is independent as defined by the applicable NASDAQ listing standards.

        Decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee's principal responsibilities include reviewing Redpoint's overall compensation philosophy and the adequacy and market competitiveness of our compensation plans and programs, evaluating the performance of and reviewing and approving compensation for our executive officers, evaluating and recommending director compensation, and reviewing and discussing with management the Compensation Discussion and Analysis included in this proxy statement. The Compensation Committee also administers our equity-based and other incentive plans, including assuming responsibility for granting, or delegating as appropriate the authority for granting, and making decisions with respect to, awards under our equity compensation and other incentive plans.

        To assist the Compensation Committee in its efforts to meet the objectives and responsibilities outlined above, management has retained an executive compensation consulting firm. During 2009, the Company retained Strategic Outsourcing Solutions LLC, a compensation consulting firm that works with a number of local life science companies, to advise the Compensation Committee on various matters related to executive compensation and compensation programs. For additional information on the projects undertaken by these consultants, see the discussion under "Compensation Discussion and Analysis" included in this proxy statement. The consultants were engaged to provide general executive compensation consulting services and to respond to questions as needed. In addition, the consultants perform special executive compensation projects and consulting services from time to time as directed by the Compensation Committee and may from time to time advise management, with the Compensation Committee's consent. The consultants were hired by management and report to the Compensation Committee. Pursuant to its charter, the Committee has the power to hire and fire such consultants and to engage other advisors. The human resources consultant retained by management also provides information and support to the Compensation Committee as requested.

        The Compensation Committee held two meetings during the year ended December 31, 2009. A copy of the Compensation Committee's charter is posted on our website at www.redpointbio.com. The Compensation Committee Report is included in this proxy statement at page 26.

Review and Approval of Related Party Transactions

        Our Board has adopted written policies and procedures for the review, approval or ratification of transactions involving the Company and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a "related person"). The policy and procedures cover any transaction involving more than $120,000 with a related person (a "related person transaction") in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

        Any proposed related person transaction must be reported to the Company's Chief Financial Officer. The policy calls for the transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. The transaction should be approved in advance whenever practicable. If not practicable, the Audit Committee will review, and may, if deemed appropriate, ratify the related person transaction. The policy also permits the chairman of the Audit Committee to approve related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transaction that is ongoing in nature will be reviewed annually.

        A related person transaction will be considered approved or ratified if it is authorized by the Audit Committee or chairman after full disclosure of the related person's interest in the transaction. The transaction may be approved or ratified only if the Audit Committee determines that the transaction is not inconsistent with the Company's best interests. In considering related person transactions, the Audit Committee will consider any information considered material to investors and the following factors:

  •
  the related person's interest in the transaction;

  •
  the approximate dollar value of the transaction;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

  •
  the purpose and potential benefit to us of the transaction.

        The policy provides that transactions involving the compensation of our executive officers will be reviewed and approved by the Audit Committee or our Board, in accordance with the Audit Committee's charter.

Compensation Committee Interlocks and Insider Participation

        Except for Dr. Salemme, none of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee. None of the members of our compensation committee has ever been our employee or one of our officers.

Stockholder Communications to the Board of Directors

        Stockholders may send communications to our Board in writing, addressed to the full Board of Directors or a specific committee of the Board, c/o Scott M. Horvitz, Chief Financial Officer, 7 Graphics Drive, Ewing, New Jersey 08628, telephone: (609) 637-9700, email shorvitz@redpointbio.com. All letters received by the Corporate Secretary will be provided to the Board or a specific committee of the Board.

Code of Conduct

        We have adopted a Code of Conduct that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Conduct is posted on our website at www.redpointbio.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of our Code of Conduct.

 Compensation of our Directors

        Discussed in the following paragraphs and tables is the compensation paid to the non-employee directors who serve on our Board. Directors who are also our employees do not receive any additional compensation for their service as directors of the Company.

2009 Compensation

        During our 2009 fiscal year, directors who were employees did not receive any cash remuneration for serving as directors. We reimbursed each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and Committee meetings. We also paid each of our non-employee directors a fee for each Board and Committee meeting attended, of $1,500 for each Board meeting attended in person and $750 for Board meetings attended by telephone, and $1,000 for each Committee meeting attended in person and $500 for Committee meetings attended by telephone. Each of our non-employee directors received an annual retainer of $17,500 for service as a director and the Chairman of our Board received an annual retainer of $50,000, both paid quarterly and pro-rated for the period of time such person held the position during 2009. In 2010, the annual retainer fee paid to the Chairman of our Board was reduced to $20,000. The Chairman of our Audit Committee received an additional annual retainer of $10,000; other committee chairmen received an additional annual retainer of $5,000.

        Additionally, under the non-employee director compensation program in place during 2009, if a non-employee Board member had joined our Board in 2009, such non-employee Board member would have received an annual option grant to purchase 25,000 shares of common stock for their service as a director, granted on or before the date of the initial Board meeting appointing such director to serve on our Board and fully vesting on the first anniversary of the grant date, subject to the director's continued service as a director.

        The following table further summarizes the compensation paid by us to our non-employee directors during the 2009 fiscal year. Except as noted below, all of our directors are paid at the same rate. The differences among directors in the table below are a function of dates of service on the Board during the year, additional compensation for chairing a committee and varying numbers of meetings attended during 2009 and corresponding payments of meeting fees.

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($) (c)	Option Awards ($)(3)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Joseph Mollica, Ph.D(5).	$67,250	—	$677	—	—	—	$67,927
Robert Chefitz(6)	—	—	—	—	—	—	—
Leif Kjaergaard, Ph.D.	$34,000	—	$677	—	—	—	$34,677
Allen Bloom, Ph.D.	$44,750	—	$677	—	—	—	$45,427
Irwin Scher, M.D.	$32,250	—	$677	—	—	—	$32,927
Richard P. Shanley, CPA	$44,750	—	$677	—	—	—	$45,427

(1)
Dr. Raymond F. Salemme, our President and Chief Executive Officer, is not included in this table as he is an employee of Redpoint and thus receives no compensation for his services as a director. The compensation received by Dr. Salemme is shown in the Summary Compensation Table and other executive compensation tables included in this proxy statement.

(2)
Consists of amounts described under "Compensation of our Directors—2009 Compensation."

(3)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each option award calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation-Stock compensation," or FASB ASC Topic 718, and do not represent the actual value that may be recognized by the director upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 12 to Redpoint's audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

(4)
The aggregate grant date fair value of the stock options granted to the directors in 2009 in accordance with FASB ASC Topic 718 was $3,385. The following table lists the number of outstanding options held by each of the directors included in the table above as of December 31, 2009, and provides additional information concerning the options granted to these directors during 2009, each of which fully vests on the first anniversary of the grant date and was granted at an exercise price equal to the closing price of Redpoint's common stock as reported by the OTC Bulletin Board on the respective date of grant.

(5)
Dr. Mollica resigned as a member and Chairman of our Board on January 8, 2010. The amount included in column (d) represent options which expired on April 8, 2010 as a result of his resignation as a member and chairman of our Board on January 8, 2010.

(6)
Such director waived any and all fees associated with being a director.

Name	Options Outstanding as of December 31, 2009 (#)	Options Granted in 2009 Fiscal Year (#)	Date of 2009 Option Grant	2009 Option Expiration Date	2009 Option Exercise Price ($/Sh)	Grant Date Fair Value of Option Awards Granted in 2009 ($)
Joseph Mollica, Ph.D.(1)	141,730	25,000	6/4/2009	6/4/2019	$0.0451	$677
Allen Bloom, Ph.D.	100,000	25,000	6/4/2009	6/4/2019	$0.0451	$677
Irwin Scher, M.D.	100,000	25,000	6/4/2009	6/4/2019	$0.0451	$677
Leif Kjaergaard, Ph.D.	25,000	25,000	6/4/2009	6/4/2019	$0.0451	$677
Richard P. Shanley, CPA	100,000	25,000	6/4/2009	6/4/2019	$0.0451	$677

(1)
Dr. Mollica previously received options to purchase 41,730 shares of Redpoint's common stock pursuant to a consulting agreement dated November 20, 2006, whereby Dr. Mollica provided consulting services to the Company in return for a yearly stipend of $15,000. In addition, Dr. Mollica received options to purchase 100,000 shares of common stock as a member of our Board of Directors. All outstanding options held by Dr. Mollica on December 31, 2009 have since expired on April 8, 2010 as a result of his resignation as a member and chairman of our Board on January 8, 2010.

 OUR EXECUTIVE OFFICERS

        Below is information about each of our named executive officers. This information includes each officer's age, his position with Redpoint, the length of time he has held each position and his business experience for at least the past five years. Our Board elects our officers annually, and our officers serve until they resign or the Board terminates their position. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Position
F. Raymond Salemme, Ph.D.	64	Chief Executive Officer and President
Scott M. Horvitz	51	Chief Financial Officer, Treasurer and Secretary
Robert W. Bryant, Ph.D.(1)	65	Vice President, Discovery Research
Scott A. Siegel, Ph.D.(1)	53	Vice President, Corporate Development

(1)
Each of Robert W. Bryant, Ph.D., and Scott A. Siegel, Ph.D., terminated their relationship with Redpoint during the first quarter of 2009. See "Terminated Executives During the First Quarter of 2009" for a description of each termination.

        F. Raymond Salemme, Ph.D. became Robcor's President on April 20, 2007 and Robcor's Chief Executive Officer and director on March 12, 2007. Dr. Salemme has been the Chief Executive Officer of Original Redpoint since June 2004. From April 2003 to December 2003, Dr. Salemme was engaged by Johnson & Johnson Pharmaceuticals as a consultant to assist management with the acquisition of 3-Dimensional Pharmaceuticals, Inc., or 3DP, a publicly traded biotechnology company founded in 1993, and acquired by Johnson & Johnson in 2003. Dr. Salemme was the founder of 3DP, and from February 1993 to April 2003, Dr. Salemme served in various positions at 3DP, including President and Chief Scientific Officer. Dr. Salemme established and directed the technical, operating, business and financing strategies leading to 3DP's initial public offering in 2000, and was co-inventor on 24 of 3DP's key technology patents. Prior to 3DP, Dr. Salemme directed research groups for biophysics, computational chemistry, and structure-based drug design at Sterling Winthrop Pharmaceuticals and DuPont Merck Pharmaceuticals. Prior to DuPont Merck, he worked at DuPont Central Research, where he directed molecular design teams involved in the discovery of new pharmaceuticals, agrochemicals, and engineered biopolymers. Dr. Salemme joined DuPont from Genex Corporation, one of the first biotechnology companies, where he pioneered the use of X-ray crystallography and computer-aided molecular design for engineering proteins with novel or enhanced functional properties. Prior to Genex, Dr. Salemme was Professor of Chemistry and Biochemistry at the University of Arizona, where he worked in the area of structural proteomics and determined the 3D X-ray structures of several proteins involved in biological electron transfer. Dr. Salemme holds a B.A. in Molecular Biophysics from Yale University and a Ph.D. in Chemistry from the University of California at San Diego. Dr. Salemme participates in advisory committees at National Institutes of Health, and is a Board member at Gene Network Sciences, a systems biology company.

        Scott M. Horvitz became Robcor's Chief Financial Officer, Treasurer and Secretary on March 12, 2007. Mr. Horvitz has been Original Redpoint's Chief Financial Officer, Corporate Secretary and Treasurer since July 2004. Mr. Horvitz has approximately 25 years of experience in accounting and financial management of biotechnology companies, including the management of initial public offerings with his two previous companies. Prior to becoming Chief Financial Officer of Original Redpoint, Mr. Horvitz was a consultant to Original Redpoint from August 2003 to June 2004. Previously, Mr. Horvitz co-founded 3-Dimensional Pharmaceuticals, Inc. where he worked from September 1993 until its acquisition by Johnson & Johnson in July 2003, most recently serving as its Chief Financial Officer and Corporate Secretary and Treasurer. Prior to 3DP, Mr. Horvitz was the Executive Director of Finance and Human Resources with Magainin Pharmaceuticals. Mr. Horvitz holds a B.S. in Accounting from the University at Albany and is a Certified Public Accountant. Mr. Horvitz served on the Board of Directors of Protez Pharmaceuticals, Inc. and was the Chairman of its Audit Committee from 2004 until its acquisition by Novartis in 2008.

        Robert W. Bryant, Ph.D. became Robcor's Vice President of Discovery Research on March 12, 2007. Dr. Bryant has served as Original Redpoint's Vice President of Discovery Research since April 2004 and has more than two decades of industrial experience. Prior to joining Original Redpoint, Dr. Bryant was with Schering Plough Pharmaceuticals from March 1983 to December 2003. Dr. Bryant spent 13 years directing research, assay design and assay implementation for high throughput screening (HTS) in the New Leads Discovery and Allergy-Inflammation departments at the Schering-Plough Research Institute. Dr. Bryant's groups developed more than 150 HTS assays for drug discovery programs at Schering and were responsible for the adoption and implementation of numerous advanced HTS technologies. Prior to Schering, Dr. Bryant served as an Associate Professor of Biochemistry at the George Washington University Medical School in Washington, D.C. He obtained a postdoctoral fellowship in natural product biosynthesis at the University of Pittsburgh, a Ph.D. in Biochemistry at Florida State University and a B.S. in Polymer Chemistry at the SUNY College of Environmental Science and Forestry at Syracuse University. He has 46 major publications and has presented at numerous national and international meetings.

        Scott A. Siegel, Ph.D. was appointed as our Vice President of Corporate Development on October 1, 2007. Prior to joining the Company, Dr. Siegel spent eight years with Johnson & Johnson, most recently as Worldwide Strategic Marketing New Business Development Director, with responsibility for commercial review of global oncology therapeutics licensing opportunities. In this capacity, he led the establishment of a worldwide business case for deals by creating and leading cross-functional assessment teams consisting of Johnson & Johnson affiliates located across the globe. Before that, Dr. Siegel served in various positions, including Executive Director, New Business Development and Senior Director, at Ortho Biotech Products, L.P., also a Johnson & Johnson affiliate. While there, Dr. Siegel was responsible for new business development strategy and technology assessment with a focus in the areas of drug delivery and lifecycle management, among others. While at Ortho Biotech he led or played a key role in the transaction and execution of several licensing agreements with US and international business partners. Earlier in his career, Dr. Siegel served as Senior Director, Preclinical Research and Product Development for Phytera, Inc.; Associate Director, Immunobiology Research and Development for Centocor, Inc., and; Section Leader, Immunodiagnostics Department at Becton Dickinson and Company. He also served, from 1988 to 1995, as Adjunct Associate Professor of Microbiology at the University of Pennsylvania, School of Dental Medicine. Dr. Siegel earned his Bachelor of Science degree from the State University of New York, College at New Paltz, where he majored in biology. Dr. Siegel also earned a Ph.D. in biochemistry from the State University of New York, Downstate Medical Center and completed his postdoctoral studies in the Department of Pharmacology at Yale University School of Medicine.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our named executive officers during the 2009 fiscal year. Our named executive officers include our Chief Executive Officer, F. Raymond Salemme, Ph.D., or CEO, Chief Financial Officer, Scott M. Horvitz, or CFO, our Vice President of Discovery Research, Robert W. Bryant, Ph.D., and our Vice President of Corporate Development, Scott A. Siegel, Ph.D. As further discussed under "Potential Payments on Termination and Change of Control" appearing on page 31 of this proxy statement, Drs. Bryant and Siegel have since terminated employment with us in January 2009 and February 2009, respectively.

        Our executive compensation program is designed to provide performance-oriented incentives that fairly compensate our executive officers and enable us to attract, motivate and retain highly qualified executives and scientific, development and commercial personnel. Our compensation program consists of both short-term and long-term components, including cash and equity-based compensation, and is intended to reward consistent performance that meets or exceeds formally established strategic business and scientific goals and objectives that enhance stockholder value. The Compensation Committee of the Board of Directors, referred to herein as the Committee, and senior management is focused on providing an appropriate mix of short-term and long-term incentives to ensure that our executives continue in employment with us and generate stockholder value. We are mindful not to rely on highly leveraged incentives that would result in risky short-term behavior.

        Our continued research and development efforts have led us to certain advances within our taste technology platform, including our announcement concerning the identification of RP44, an all-natural sweetness enhancer, and we are beginning to understand how our technology platform plays a role in treating metabolic disorders such as diabetes and obesity. However, during 2009, we did not enter into any new funded corporate collaborations. We were also unable to renew our one year research agreement with The Coca-Cola Company and the agreement with Givaudan was terminated by Givaudan on May 1, 2009. Furthermore, we recognize the difficult financing environment that has hit the biotechnology sector particularly hard which required the Company to seek ways to conserve cash. Consequently, during the year ended December 31, 2009, we announced two restructurings which reduced our workforce by approximately 60%.

        On March 29, 2010, the Committee met to review the Company's performance for 2009. Taking all of the above factors into consideration, the Committee determined not to award a 2009 year end bonus or provide new option grants to its executive officers, and it did not provide any increase in salary to its executive officers.

Compensation Objectives and Philosophy

        The Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. As part of such process, the Committee seeks to accomplish the following objectives with respect to our executive compensation program:

  •
  Motivate, recruit and retain executives capable of meeting our strategic objectives;

  •
  Provide incentives to ensure superior executive performance and successful results for us; and

  •
  Align the interests of our executives with the long-term interests of our stockholders.

        The Committee seeks to achieve these objectives by:

  •
  Establishing a compensation structure that is both market competitive and internally fair;

  •
  Linking a substantial portion of compensation to our achievement of corporate objectives and the individual executive's contribution to the attainment of those objectives; and

  •
  Providing long-term equity-based incentives.

Setting Executive Compensation

        It is the Committee's objective to set the total annual compensation of each executive officer at levels that are competitive for comparable positions based on available industry data. However, in determining the compensation of each executive officer, the Committee also considers a number of other factors, including recent corporate and individual performance, the CEO's recommendations, cost of living and internal pay equity. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual executive's performance and contribution to the our overall performance. In addition, the CEO provides the Committee with a detailed review of the performance of the other named executive officers and makes recommendations to the Committee with respect to the compensation packages for those officers.

        The relative difference between the annual compensation package provided to our CEO in the form of base salary, short-term incentive compensation and long-term equity awards and the comparable compensation packages provided to our other named executive officers has not increased significantly since his hiring in June 2004 and which we believe is a fair and equitable allocation among all our named executive officers.

        For purposes of measuring the competitive levels of the cash elements of our officer compensation package for the 2009 fiscal year, the Committee relied on the 2009 Radford Global Life Sciences Survey Report, referred to herein as the Radford Survey, generally benchmarking companies with less than 50 employees, as its primary source of market data. The Committee is committed to the ongoing evaluation of our compensation program through surveys, analysis and best practices within the biotechnology industry.

Components of Compensation

        We have structured our company-wide employee compensation program to attract, develop, motivate and retain top talent and to focus our employees, including our named executive officers, on key business goals that enhance stockholder value. We use compensation as a means to reinforce our desired culture and unique corporate environment. The following principal components of 2009 compensation that we provided to our named executive officers were designed to meet the objectives of our executive compensation program discussed above:

  •
  Base salary;

  •
  Annual short-term cash incentives;

  •
  Long-term equity incentive awards;

  •
  Retirement and health insurance benefits; and

  •
  Change of control and other severance agreements.

        It is important to note that we do not have any non-qualified deferred compensation programs, pension plans or supplemental executive retirement plans for our named executive officers. The only deferral program that allows our named executive officers to accumulate a retirement income source is our 401(k) savings plan, which is subject to dollar limitations imposed under the Internal Revenue Code and its corresponding regulations on the maximum amount an individual can contribute each year. As a result, the equity incentive awards provided to our named executive officers are intended to serve as the primary source of wealth-accumulation for our named executive officers while at the same time incentivizing them to contribute to our financial success as measured in terms of appreciation in the value of our common stock.

        The Committee reviews our compensation program periodically, including each of the above elements, to determine whether they provide appropriate incentives and motivation to our named executive officers and whether they adequately compensate our named executive officers relative to comparable officers in other companies with which we compete for executives. Based upon the information and data presented to it, the Committee generally views the compensation paid to our named executive officers as fair, reasonable and competitive.

        We believe our approach to goal setting assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. In addition, under our equity compensation plan we may provide a mix of equity award instruments that includes full value awards as well as the multi-year vesting of our equity awards, which will also mitigate risk and properly account for the time horizon of risk.

Base Salary

        In General—It is the Committee's objective to set a competitive rate of annual base salary for each executive officer. The Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Committee works with the Company's CFO to establish salary bands for the executive officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each executive officer is then derived from those salary bands based on his or her responsibility, tenure, past performance and market comparability.

        Changes for Fiscal Year 2009—On February 10, 2009, the Committee met to review performance for 2008. During 2008, the Company was able to achieve only limited progress against its 2008 goals. The Committee also recognized the difficult financing environment that has hit the biotechnology sector particularly hard which required the Company to seek ways to conserve cash. Consequently, the Committee determined not to provide an increase in salary to its named executive officers for 2009. The base salaries for our named executive officers during 2009 are set forth in the table below.

Name	Title	2009 Salary	% Increase
Dr. F. Raymond Salemme	Chief Executive Officer and President	$350,625	0.00%
Scott M. Horvitz	Chief Financial Officer, Treasurer and Secretary	$251,805	0.00%

        Changes for Fiscal Year 2010—On March 29, 2010, the Committee met to review performance for 2009. Our continued research and development efforts have led us to certain advances within our taste technology platform, including our announcement concerning the identification of RP44, an all-natural sweetness enhancer, and we are beginning to understand how our technology platform plays a role in treating metabolic disorders such as diabetes and obesity. However, during 2009, we did not enter into any new funded corporate collaborations. We were also unable to renew our one year research agreement with The Coca-Cola Company and the agreement with Givaudan was terminated by

Givaudan on May 1, 2009. Furthermore, we recognize the difficult financing environment that has hit the biotechnology sector particularly hard which required the Company to seek ways to conserve cash. Consequently, the Committee determined not to provide an increase in salary to its named executive officers for 2010. The 2010 base salaries for our named executive officers are set forth in the table below.

Name	Title	2010 Salary	% Increase
Dr. F. Raymond Salemme	Chief Executive Officer and President	$350,625	0.00%
Scott M. Horvitz	Chief Financial Officer, Treasurer and Secretary	$251,805	0.00%

Annual Bonuses

        In General—As part of their compensation package, our executive officers have the opportunity to earn annual cash incentive awards under our cash bonus program. The bonus program is designed to reward superior executive performance while reinforcing our short-term strategic operating goals. The target awards, based on percentage of base salary were determined at the time the executive was hired. Annual bonus targets as a percentage of salary generally increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance. All of our employees are eligible to participate in our cash bonus program.

        Fiscal 2009 Performance Measures and Payouts—Target awards for 2009 ranged from 25% to 40% of base salary for the executive officers and are payable based on the Committee's subjective review of both corporate and individual performance and the achievement of corporate and individual goals. The target bonus for the CEO is allocated 90% for corporate goals and 10% for individual performance. For the other named executive officers, the target bonus is allocated 80% for corporate goals and 20% for individual performance.

        When assessing corporate performance, the Committee reviews how we did overall in achieving our key objectives, varying from year to year, but including financial goals, corporate development and scientific progress. Each factor is given a weight in proportion to the relative level of importance as determined by the Board. As previously mentioned, our continued research and development efforts have led us to certain advances within our taste technology platform, including our announcement concerning the identification of RP44, an all-natural sweetness enhancer, and we are beginning to understand how our technology platform plays a role in treating metabolic disorders such as diabetes and obesity. However, during 2009, we did not enter into any new funded corporate collaborations. We were also unable to renew our one year research agreement with The Coca-Cola Company and the agreement with Givaudan was terminated by Givaudan on May 1, 2009. The Committee also recognized the difficult financing environment that has hit the biotechnology sector particularly hard which required the Company to seek ways to conserve cash. Consequently, the Committee determined not to provide a 2009 bonus to its named executive officers.

        The table below details fiscal 2009 annual bonus targets and actual bonus amounts.

Name	Title	2009 Target Bonus ($)	2009 Target Bonus (% Salary)	2009 Actual Bonus ($)	2009 Actual Bonus (% Salary)
Dr. F. Raymond Salemme	Chief Executive Officer and President	$140,250	40%	—	0%
Scott M. Horvitz	Chief Financial Officer, Treasurer and Secretary	$75,542	30%	—	0%
Dr. Robert W. Bryant	Vice President—Discovery Research	—	—	—	—
Dr. Scott A. Siegel	Vice President of Corporate Development	—	—	—	—

Long-Term Incentive Equity Awards

        A significant portion of each named executive officer's compensation is provided in the form of long-term incentive equity awards. The Committee believes that properly structured equity awards are an effective method for aligning the long term interests of our named executive officers with those of our stockholders. All of our employees are eligible to receive long-term incentive awards.

        We provide our named executive officers with long-term incentive equity awards through our Amended and Restated 2007 Omnibus Equity Compensation Plan (the "Equity Plan"), which was approved by our stockholders on March 12, 2007. The Equity Plan is intended to provide us with the means to attract and retain the services of individuals who are essential to our growth and profitability and align the economic interests of those individuals with those of our stockholders. The Equity Plan authorizes us to grant incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. To date, we have only granted stock options under the Equity Plan.

        All stock options granted to our employees and directors were granted with an exercise price that was no less than the fair market value of a share of our common stock on the date such options were granted. All option grants granted in 2009 typically vested over four years, with one quarter of the shares subject to the stock option vesting on the one year anniversary of the grant date and the remaining shares vesting at the rate of 1/48 of the original grant amount each month thereafter for three years. The Committee determined that this vesting schedule achieves our goal of encouraging the retention and dedication of participants to our growth and success over a long time horizon. All options have a ten year term. Additional information regarding accelerated vesting upon termination of employment or in connection with a change of control is discussed below under "Potential Payments on Termination Or Change of Control."

        We generally make grants at the beginning of the fiscal year, based on Company and individual performance in the prior fiscal year and also upon hiring.

        In 2009, the Committee did not grant any stock options under the Equity Plan to our named executive officers.

        As previously mentioned, our continued research and development efforts have led us to certain advances within our taste technology platform, including our announcement concerning the identification of RP44, an all-natural sweetness enhancer, and we are beginning to understand how our technology platform plays a role in treating metabolic disorders such as diabetes and obesity. However, during 2009, we did not enter into any new funded corporate collaborations. We were also unable to renew our one year research agreement with The Coca-Cola Company and the agreement with Givaudan was terminated by Givaudan on May 1, 2009. The Committee also recognized the difficult financing environment that has hit the biotechnology sector particularly hard which required the Company to seek ways to conserve cash. Consequently, in March 2010 as part of its annual review of Company and management performance for 2009, the Committee determined not to provide new option grants to its executive officers.

Retirement and Health Insurance Benefits

  Retirement Benefits

        Our named executive officers are eligible to participate in our tax-qualified 401(k) defined contribution plan. The plan is available to all eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited by the maximum amounts allowable under the Internal Revenue Code and its corresponding regulations. The Company offers a matching contribution of 50% of employee contributions up to 6%. The Company, in its discretion, may also make certain other contributions.

        Other Benefits and Perquisites—All employees, including our named executive officers, are eligible to receive standard health, disability and life insurance benefits.

Change of Control and Other Severance Agreements

        The offer letters for each of our named executive officers provide for payments in the event that the executive is terminated by us without cause or by the executive for good reason.

        If the executive's employment is terminated by us without cause or by the executive for good reason, all of the executive's outstanding stock options that would have vested in the 12 month period following the termination of his employment will immediately accelerate and become fully vested. In addition, all of the executive's outstanding stock options will accelerate and become fully vested upon a change of control, without regard to a termination of employment.

        In connection with the termination of Dr. Bryant's employment relationship with us in January 2009, we provided severance benefits to him pursuant to a separation of employment and general release agreement. In connection with the termination of Dr. Siegel's employment with us in February 2009, we provided severance benefits to him in satisfaction of our obligations to him pursuant to the terms of his offer letter.

        See "Potential Payments on Termination and Change of Control" appearing on page 31 of this proxy statement for further information regarding the severance and change of control payments and benefits under the offer letters.

IRC Section 162(m) compliance

        As a result of Section 162(m) of the Internal Revenue Code, publicly traded companies such as us are not allowed a federal income tax deduction for compensation, paid to its CEO and the next three most highly-compensated executive officers (except our CFO), to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. The Equity Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under the Equity Plan may or may not so qualify. In establishing the cash and equity incentive compensation programs for the executive officers, it is the Committee's view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, including cash bonus programs tied to the Company's financial performance and restricted stock unit awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. It is the Committee's belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. However, for the 2009 fiscal year, the total amount of compensation paid by the Company (whether in the form of cash payments or upon the exercise or vesting of equity awards) should be deductible and not affected by the Section 162(m) limitation.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, except to the extent that Redpoint Bio Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

        The Committee is responsible for evaluating and approving the compensation for the named executive officers. Management has primary responsibility for our financial statements and reporting process, including the disclosure of executive compensation. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Committee. The Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Submitted by: The Compensation Committee of the Board of Directors
Robert Chefitz, Chairman Allen Bloom, Ph.D. Leif Kjaergaard, Ph.D.

 EXECUTIVE COMPENSATION TABLES

2009 Summary Compensation Table

        The following 2009 Summary Compensation Table provides certain information concerning the compensation earned for services rendered in all capacities to us for the year ended December 31, 2009 for our named executive officers. No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2009 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards(1) ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(2) ($) (i)	Total ($) (j)
F. Raymond Salemme, Ph.D.	2009	$350,625	—	—	—	—	—	$7,350	$357,975
President and Chief	2008	$350,625	—	—	$312,362	—	—	$6,900	$669,887
Executive Officer	2007	$330,000	$125,400	—	$1,194,418	—	—	$6,750	$1,656,568
Scott M. Horvitz	2009	$251,805	—	—	—	—	—	$7,350	$259,155
Chief Financial Officer,	2008	$251,805	—	—	$104,121	—	—	$6,900	$362,826
Treasurer and Secretary	2007	$236,993	$67,500	—	$393,936	—	—	$6,750	$705,179
Robert W. Bryant, Ph.D.	2009	$10,299	—	—	—	—	—	$40,460	$50,759
Vice President—Discovery	2008	$208,909	—	—	$49,978	—	—	$6,900	$265,787
Research(3)	2007	$198,488	$46,600	—	$186,768	—	—	$6,750	$438,606
Scott A. Siegel, Ph.D.	2009	$22,860	—	—	—	—	—	223,122	$245,982
Vice President of	2008	$222,888	—	—	$16,659	—	—	$6,900	$246,447
Corporate Development(4)	2007	$55,000	$55,000	—	$224,048	—	—	$1,283	$335,331
(1)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each option award calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation-Stock compensation," or FASB ASC Topic 718, and do not represent the actual value that may be recognized by the named executive officer upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 12 to Redpoint's audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC.

(2)
For each named executive officer, the amounts shown in this column represent an employer matching contribution to a 401(k) plan. Each of Mr. Bryant and Mr. Siegel was entitled to receive severance payments in connection with their departure from the Company in amounts equal to $40,175 and $222,888, respectively.

(3)
On January 9, 2009, Robert W. Bryant, Ph.D., informed the Company of his desire to retire from the Company. Pursuant to a Separation of Employment Agreement and General Release entered into by and between the Company and Dr. Bryant on January 9, 2009, Dr. Bryant ceased to serve as Vice President of Discovery Research of the Company as of January 16, 2009.

(4)
On February 4, 2009, as part of a corporate restructuring, Dr. Siegel's employment relationship with Redpoint was terminated.

Grants of Plan-Based Awards in 2009

        The table disclosing the grants of plan-based awards in 2009 is omitted because there were no grants to our named executive officers in 2009.

Employment Agreements

        During 2009, our named executive officers were employed pursuant to offer letters with us. Each offer letter specifies, among other things, the named executive officer's initial base salary, bonus opportunity, entitlement to participate in our benefits plans and post-termination benefits and obligations. The post-termination benefits are described in the section entitled "Potential Payments on Termination and Change of Control" appearing on page 31 of this proxy statement.

        Dr. F. Raymond Salemme has been employed by us as our Chief Executive Officer pursuant to an offer letter, dated May 25, 2004. Dr. Salemme's offer letter was subsequently amended on December 19, 2008 to comply with the requirements of section 409A of the Internal Revenue Code. Dr. Salemme's offer letter provides for a monthly base salary. Dr. Salemme's current monthly salary is $29,219, or $350,625 on an annual basis. Pursuant to his offer letter, Dr. Salemme is also eligible for certain other benefits paid for by us, including, among other things, annual bonuses of up to 40% of his base salary, long-term incentive compensation and health care insurance coverage. Dr. Salemme's employment is "at will" and not for any specified period of time. Pursuant to the terms of his offer letter, if we terminate his employment without cause or if he terminates his employment for good reason, Dr. Salemme will be entitled to receive his monthly salary, medical and dental benefits and the vesting of his then-outstanding stock options for 12 months. If we terminate his employment for cause, Dr. Salemme will not be entitled to any subsequent payments. Dr. Salemme's offer letter required his execution of our standard confidentiality, nondisclosure, noncompetition and invention assignment agreement.

        Scott M. Horvitz has been employed by us as our Chief Financial Officer pursuant to an offer letter, dated June 28, 2004. Mr. Horvitz's offer letter was subsequently amended on December 19, 2008 to comply with the requirements of section 409A of the Internal Revenue Code and to provide Mr. Horvitz with severance payments and benefits upon his resignation for good reason following a change of control. Mr. Horvitz's offer letter, provides for a monthly base salary. Mr. Horvitz's current monthly salary is $20,984, or $251,805 on an annual basis. Pursuant to his offer letter, Mr. Horvitz is also eligible for certain other benefits paid for by us, including, among other things, annual bonuses of up to 30% of his base salary, long-term incentive compensation and health care insurance coverage. Mr. Horvitz's employment is "at will" and not for any specified period of time. Pursuant to the terms of his offer letter, if we terminate his employment without cause or if he terminates his employment for good reason after a change of control, Mr. Horvitz will be entitled to receive his monthly salary, medical and dental benefits and the vesting of his then-outstanding stock options for 12 months. If we terminate his employment for cause, Mr. Horvitz will not be entitled to any subsequent payments. Mr. Horvitz's offer letter required his execution of our standard confidentiality, nondisclosure, noncompetition and invention assignment agreement.

        Dr. Scott A. Siegel was employed by us as our Vice President of Corporate Development pursuant to an offer letter, dated September 10, 2007. Dr. Siegel's offer letter was subsequently amended on December 19, 2008 to comply with the requirements of section 409A of the Internal Revenue Code. Dr. Siegel's offer letter provided for a monthly base salary. Dr. Siegel's monthly salary throughout 2008 was $18,574, or $222,888 on an annual basis. Pursuant to his offer letter, Dr. Siegel was also eligible for certain other benefits paid for by us, including, among other benefits, annual bonuses of up to 30% of his base salary, long-term incentive compensation and health care insurance coverage. Dr. Siegel's employment was "at will" and not for any specified period of time. Pursuant to the terms of his offer letter, if we terminated his employment without cause, Dr. Siegel was entitled to receive his monthly salary, medical and dental benefits and the vesting of his then-outstanding stock options for 12 months. If we terminated his employment for cause, Dr. Siegel was not be entitled to any subsequent payments. Dr. Siegel's offer letter required his execution of our standard confidentiality, nondisclosure, noncompetition and invention assignment agreement.

        Dr. Robert W. Bryant was employed by us as our Vice President of Discovery Research pursuant to an offer letter, dated March 15, 2004. Dr. Bryant's offer letter provided for a monthly base salary. Dr. Bryant's monthly salary throughout 2008 was $17,409, or $208,909 on an annual basis. Pursuant to his offer letter, Dr. Bryant was eligible for annual bonuses of up to 25% of his base salary, long-term incentive compensation and health care insurance coverage. Dr. Bryant's offer letter did not provide him with any payments or benefits if his employment with us is terminated. Dr. Bryant's offer letter required his execution of our standard confidentiality, nondisclosure, noncompetition and invention assignment agreement.

Outstanding Equity Awards at December 31, 2009

        The following table summarizes the equity awards we have made to our named executive officers that have not been exercised and remained outstanding as of December 31, 2009.

	Option Awards(1)					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
F. Raymond Salemme, Ph.D.	1,629,142			$0.15	11/3/2014
	1,563,482	710,674		$0.81	3/12/2017
	359,375	390,625		$0.66	1/31/2018
Scott M. Horvitz	58,823			$0.15	12/17/2013
	35,498			$0.15	5/26/2014
	379,786			$0.15	11/3/2014
	53,937			$0.15	11/3/2014
	521,158	236,890		$0.81	3/12/2017
	119,791	130,209		$0.66	1/31/2018
Robert W. Bryant, Ph.D.
Scott A. Siegel, Ph.D.
(1)
Each stock option grant included in this table that is not fully vested has a term of 10 years measured from the grant date and vests 25% on the first anniversary of the grant date and 1/48th on a monthly basis thereafter, until all such options are vested on the fourth anniversary of the grant date.

Option Exercises and Stock Vested in 2009 Fiscal Year

        The following table provides information regarding our named executive officers' exercise of stock options and vesting of restricted stock awards during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1)($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
F. Raymond Salemme, Ph.D.	—	—	—	—
Scott M. Horvitz	—	—	—	—
Robert W. Bryant, Ph.D.	276,751	16,198	—	—
Scott A. Siegel, Ph.D.	—	—	—	—
(1)
Calculated based on the closing market price of Redpoint's common stock on the respective date of exercise less the exercise price for such shares, but excluding any tax obligation incurred or other payment made in connection the exercise.

Pension Benefits For 2009 Fiscal Year

        The table disclosing the value of accumulated benefits under and other information concerning defined benefit plans during the year is omitted because we do not have a defined benefit plan for our named executive officers or other employees. The only retirement plan available to our named executive officers in 2008 was our 401(k) plan which is available to all employees.

Nonqualified Deferred Compensation For 2009 Fiscal Year

        The table disclosing contributions to and aggregate earnings under or distributions from nonqualified defined contribution or other deferred compensation plans is omitted because we do not have any such nonqualified deferred compensation plans.

Potential Payments on Termination and Change of Control

        With the exception of Mr. Bryant's offer letter, the offer letters for each of our named executive officers provide each officer with certain payments and benefits upon termination of employment in certain circumstances and in connection with a change of control. This section describes these payments and benefits, with amounts based on the assumption that a named executive officer's termination of employment with us occurred on December 31, 2009. The information in this section does not include information relating to payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment. On December 31, 2009, the last reported sale price of our common stock on the OTC Bulletin Board was $0.14 per share. Actual amounts payable would vary based on the date of the named executive officer's termination of employment and can only be finally determined at that time.

        Unless specified otherwise, the information in this section is based upon the terms of the (i) Offer Letter between us and F. Raymond Salemme, dated as of May 25, 2004, and amended on December 19, 2008 ("Dr. Salemme's Letter"); (ii) Offer Letter between us and Scott M. Horvitz, dated as of June 28, 2004, and amended on December 19, 2008 ("Mr. Horvitz's Letter"), (iii) Offer Letter between us and Scott A. Siegel, dated as of September 10, 2007, and amended on December 19, 2008 ("Dr. Siegel's Letter"); and (iv) Offer Letter between us and Robert W. Bryant, dated as of March 15, 2004 ("Dr. Bryant's Letter"). Dr. Salemme's Letter, Mr. Horvitz's Letter, Dr. Siegel's Letter and Dr. Bryant's Letter are collectively referred to in this section as the "Offer Letters."

        Drs. Bryant and Siegel, whose employment relationships with the Company terminated on January 16, 2009 and February 4, 2009, respectively, are discussed at the end of this section under "Terminated Executives During the First Quarter of 2009." In addition, because Drs. Bryant and Siegel were not employed on December 31, 2009, we have not included them in our discussion of the terms of the Offer Letters below.

  Payments Upon Termination By The Company Without Cause

        The Offer Letters provide each of our named executive officers severance payments and benefits upon termination of their employment by us without cause. For Messrs. Salemme and Horvitz, we will continue their respective base salaries (as in effect at the time of their termination of employment) for twelve months. We will also continue health and dental benefits for a period of twelve months for them and, where applicable, their spouses and dependents. Furthermore, each of Messrs. Salemme and Horvitz will receive an additional twelve months of vesting following the date of their termination of employment with respect to their outstanding stock options. Furthermore, each of Messrs. Salemme and Horvitz will receive an additional twelve months of vesting following the date of their termination of employment with respect to their then-outstanding stock options.

  Payments Upon Resignation By The Executive For Good Reason

        The Offer Letters for Dr. Salemme and Mr. Horvitz provide Dr. Salemme and Mr. Horvitz with severance payments and benefits upon their resignation for good reason. While Dr. Salemme may resign for good reason either before or after a change of control, Mr. Horvitz may resign for good reason only after a change of control. If Dr. Salemme and Mr. Horvitz resign for good reason, they will be entitled to the same payments and benefits that they would receive had their employment been terminated by us without cause. Dr. Salemme and Mr. Horvitz will have good reason to resign if there is: (i) a material diminution in their responsibilities, duties or authority as provided in their respective Offer Letters; (ii) a material diminution in their base compensation without their consent; (iii) a relocation of our executive offices or their principal place of employment by more than forty miles from its current location without their consent; or (iv) any other action or inaction that constitutes a material breach by us of any provision of their Offer Letters.

  Payments Upon Termination For Cause or Without Good Reason

        The Offer Letters do not provide our named executive officers with any payments or other benefits in the event of their termination of employment by us for cause, for Dr. Salemme and Mr. Horvitz only, their resignation without good reason. A termination for cause under the Offer Letters generally would result from an executive's: (i) engagement in intentional misconduct that materially harms us, (ii) conviction of a felony, (iii) act of fraud against us or willful material misappropriation of our property, (iv) material breach of the confidentiality, nondisclosure, noncompetition and invention assignment agreement between the executive and us, and (v) willful disregard of the executive's material duties despite adequate warnings from the Board.

  Payments Upon A Change Of Control

        Upon a change of control, the Offer Letters provide that all outstanding stock options held by our named executive officers will become fully vested, without regard to a termination of employment. A change of control includes (i) the acquisition of our company by merger, (ii) the sale of all or substantially all of our assets, (iii) the purchase of fifty percent or more of our voting securities, or (iv) any other reorganization resulting in a change of fifty percent or more in the ownership of our outstanding voting securities.

  Terminated Executives During the First Quarter of 2009

        Pursuant to a Separation of Employment Agreement and General Release entered into by and between the Company and Dr. Bryant on January 9, 2009, effective as of January 16, 2009, Dr. Bryant ceased to serve as our Vice President of Discovery Research. In connection therewith, Dr. Bryant received payments and benefits totaling $42,935.63, which consisted of cash severance in the amount of $40,174.81 and continued health, dental and vision benefits in the amount of $2,760.82. Dr. Bryant had until July 16, 2009 during which to exercise any outstanding stock options held by him that were exercisable as of his termination date. These amounts and benefits were paid or provided to him pursuant to the Separation of Employment Agreement and General Release between us and Dr. Bryant, dated January 9, 2009.

        Effective as of February 4, 2009, Dr. Siegel ceased to serve as our Vice President of Corporate Development. In connection therewith, Dr. Siegel received payments and benefits totaling $237,478.72, which consisted of cash severance in the amount of $222,888 and continued medical and dental benefits in the amount of $14,590.72. Any outstanding stock options held by Dr. Siegel as of his termination date that would have vested and become exercisable during the twelve month period following his termination date became fully vested and exercisable as of his termination date. These amounts and benefits were paid or provided to him pursuant to the Confidential Separation Agreement and General Release between us and Dr. Siegel, dated February 26, 2009.

        The following table summarizes the amounts payable to each of our named executive officers based on the items described above with respect to each of the events set forth in the table.

	Without Cause	Good Reason	Upon Change of Control
F. Raymond Salemme, Ph.D.
Salary Continuation	$350,625	$350,625	—
Benefits Continuation	$27,530	$27,530	—
Option Acceleration(1)	$0.00	$0.00	$0.00
Total	$378,155	$378,155	$0.00
Scott M. Horvitz
Salary Continuation	$251,805	$251,805	—
Benefits Continuation	$27,530	$27,530	—
Option Acceleration(1)	$0.00	$0.00	$0.00
Total	$279,335	$279,335	$0.00
(1)
As of December 31, 2009, all unvested stock options were underwater and, therefore, the values reflected in the table above are $0.

Equity Compensation Plans

        The following table provides information with respect to all of our compensation plans under which equity compensation is authorized as of December 31, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans that have been approved by security holders(1)	9,031,819	$0.44	7,545,630
Equity compensation plans not approved by security holders	—		—
Total	9,031,819		7,545,630

(1)
Consists of the Redpoint Bio Corporation Amended and Restated 2007 Omnibus Equity Compensation Plan.

 PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed the independent registered public accounting firm of KPMG LLP as the independent registered public accounting firm to audit Redpoint's financial statements and the effectiveness of Redpoint's internal control over financial reporting as of and for the fiscal year ending December 31, 2010 and has recommended to the Board that such appointment be submitted to our stockholders for ratification. KPMG LLP has served as our independent registered public accounting firm since May 1, 2007.

        Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from those attending the meeting.

        Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, then our Audit Committee will reconsider whether or not to retain that firm.

Vote Required for Approval

        The affirmative vote of a majority of the votes cast in person or by duly executed proxies is required for approval of the proposal to ratify the appointment of our independent registered public accounting firm.

Recommendation of the Board

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors oversees Redpoint's financial reporting process on behalf of the Board. Management is responsible for Redpoint's disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing Redpoint's financial statements in accordance with accounting principles generally accepted in the United States. Redpoint's independent registered public accounting firm is responsible for auditing those financial statements and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.Redpointbio.com.

        The Audit Committee has met and held discussions with management and the independent registered public accounting firm, both separately and together. Management has represented to the Audit Committee that Redpoint's audited financial statements for 2009 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61

(Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from Redpoint and its management, including the written disclosures and the letter required by the applicable requirements of the Public Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. Finally, the Audit Committee has discussed with Redpoint's independent registered public accounting firm the overall scope and plans for their audits, the results of their audits, and the overall quality of Redpoint's financial reporting.

        In its oversight function, the Audit Committee relies on the representations of management and the independent registered public accounting firm and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that Redpoint's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of Redpoint's financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States), or that the independent registered public accounting firm is in fact "independent."

        Based upon the Audit Committee's discussions with management and the independent registered public accounting firm as described above and the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that Redpoint's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

Submitted by: The Audit Committee of the Board of Directors
Richard P. Shanley, CPA, Chairman Allen Bloom, Ph.D. Robert Chefitz

 AUDIT AND OTHER FEES

        The following table summarizes the aggregate fees billed for professional services rendered to us by KPMG LLP, our independent registered public accounting firm, in fiscal years 2008 and 2009. A description of these fees and services follows the table.

	2008	2009
Audit Fees	$200,000	$200,000
Audit-related Fees	—	—
Tax Fees	$18,040	$12,500
All Other Fees	—	—

Total	$218,040	$212,500

Audit Fees

        Fees for 2009 and 2008 audit services included fees associated with the annual audit of our financial statements and the interim reviews of Redpoint's quarterly reports on Form 10-Q, notwithstanding when the fees were billed or rendered.

Audit-Related Fees

        There were no audit-related fees for either 2009 or 2008.

Tax Fees

        For 2009 and 2008, the tax fees were related to tax compliance, tax return preparation and tax planning services.

All Other Fees

        There were no fees for the category "All Other Services" in 2009 and 2008.

        The Audit Committee has considered whether the provision of these services by KPMG LLP is compatible with maintaining the independence of KPMG LLP. Further, all of the services provided by KPMG LLP in 2009 were approved in advance in accordance with the Audit Committee's pre-approval policies and procedures described below. The Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimus non-audit services under the applicable rules of the SEC for its approval of any of the services provided by KPMG LLP since their appointment as Redpoint's independent registered public accounting firm in May 2007.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent registered public accounting firm's annual engagement letter for the audits and reviews, in management's annual budget relating to services to be provided by the independent registered public accounting firm and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent registered public accounting firm. All other services to be provided by the independent registered public accounting firm are pre-approved by the Audit Committee as they arise. The Chairman of the Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairman is to report any such approval of services to the Audit

Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent registered public accounting firm' independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        See "Executive Compensation" and "Director Compensation" above for a discussion of director compensation, executive compensation and our named executive officers' employment agreements, including the Confidential Separation Agreement and General Release the Company entered into with Scott A. Siegel, Ph.D., on February 26, 2009, and the Separation of Employment Agreement and General Release the Company entered into with Robert W. Bryant, Ph.D., on January 9, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership in our common stock and other equity securities. Specific due dates for these records have been established, and we are required to report in this proxy statement any failure in 2009 to file by these dates. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended December 31, 2009.

CERTAIN DEADLINES FOR THE 2011 ANNUAL MEETING

        Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy relating to our 2011 Annual Meeting must be received by us no later than the close of business on December 30, 2010. If we do not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2011 by March 16, 2011, the proxy holders will retain discretionary authority to vote proxies on any such matter if it is raised at the 2011 Annual Meeting.

        In order for a stockholder to nominate a person for election to the Board or bring other business before the 2010 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the bylaws. In the case of stockholder nominations, we must receive this notice not less than 90 days prior to the meeting date as originally scheduled. In the case of any other business, we must receive the notice not less than 60 or more than 90 days prior to the meeting date as originally scheduled. If we give stockholders less than 70 days notice or prior public disclosure of the date of the annual meeting, the stockholder must deliver the Secretary notice that must be received or mailed or delivered not later than the close of business on the 10th day following the date on which we gave notice or made public disclosure of the date of the annual meeting to either make a nomination or bring other business before the meeting.

 HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies and intermediaries. This year, some banks, brokers or other nominee record holders may be "householding" our proxy materials. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received by the broker, bank or nominee from you. If you would like to receive a separate proxy statement and annual report or are currently receiving multiple copies and would like to receive only a single copy, we will promptly address your request if you call or write our investor relations department at our offices located at 7 Graphics Drive, Ewing, New Jersey 08628; telephone (609) 637-9700. If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

OTHER MATTERS

        The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

        To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 3, 2010.

        THIS PROXY STATEMENT AND OUR ANNUAL REPORT TO STOCKHOLDERS IS AVAILABLE AT WWW.REDPOINTBIO.COM.

        You may access this proxy statement and our annual report to stockholders, as well as our annual report on Form 10-K, in the "Investors" section of our website at www.Redpointbio.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for Redpoint's most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

      Scott M. Horvitz, Chief Financial Officer, Treasurer and Secretary
      Redpoint Bio Corporation
      7 Graphics Drive
      Ewing, New Jersey 08628

If you would like us to send you a copy of the exhibits listed on the exhibit index of the annual report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

        You are asked to advise us if you intend to attend the Annual Meeting. For directions to the Annual Meeting, please call Brian Boyce at Redpoint at (609) 637-9700.

        You are urged to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,
Scott M. Horvitz Secretary

Dated: April 29, 2010

DETACH HERE

Redpoint Bio Corporation

COMMON STOCK

PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 3, 2010.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned, revoking all prior proxies, hereby appoints Dr. F. Raymond Salemme and Scott M. Horvitz, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, on Thursday, June 3, 2010 at 9:00 a.m. local time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29, 2010, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the six nominees for the Board of Directors listed in Proposal 1, FOR Proposal 2, and at their discretion on any other matter that may properly come before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 3, 2010.

You may access our proxy statement and our annual report to stockholders, as well as our annual report on Form 10-K, in the “Investors” section of our website at www.Redpointbio.com.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒ PLEASE MARK VOTES
AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	To elect the following nominees to serve as Directors:

	Dr. Raymond Salemme	Mr. Richard P. Shanley	Mr. Robert Chefitz

	Dr. Leif Kjaergaard	Dr. Allen Bloom	Dr. Irwin Scher

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

TO WITHHOLD AUTHORITY TO VOTE,
MARK “FOR ALL EXCEPT” AND WRITE
THE NOMINEE’S NAME ON THE LINE BELOW:

2.	To ratify the selection of KPMG LLP as the registered independent public accountants of the Company for the Company’s fiscal year ending December 31, 2010.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date: , 2010

Signature

Signature (if jointly held)

Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR OTHERWISE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK 10038, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

YOUR VOTE IS IMPORTANT

VOTE BY MAIL: Please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

QuickLinks

REDPOINT BIO CORPORATION 7 Graphics Drive Ewing, New Jersey 08628
REDPOINT BIO CORPORATION 7 Graphics Drive Ewing, New Jersey 08628 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held Thursday, June 3, 2010
REDPOINT BIO CORPORATION 7 Graphics Drive Ewing, New Jersey 08628
PROXY STATEMENT Mailed on April 29, 2010 Annual Meeting of Stockholders to be held on Thursday, June 3, 2010
VOTING RIGHTS
QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING OF STOCKHOLDERS
EXPLANATORY NOTE
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 1 NOMINATION AND ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
Compensation of our Directors
OUR EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
AUDIT AND OTHER FEES
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN DEADLINES FOR THE 2011 ANNUAL MEETING
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS